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                                                                   EXHIBIT 10.33
                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (this "Agreement") is made as of May 8, 1998, by and between MASTER GRAPHICS, INC., a Tennessee corporation ("Buyer"), and DAVID L. MCQUIDDY III, an individual residing in Nashville, Tennessee ("Employee").

                                    RECITALS

     Concurrently with the execution and delivery of this Agreement, Buyer is acquiring by merger all of the common stock, par value $10.00 per share, of McQuiddy Printing Company (the "Acquired Company") pursuant to the terms and conditions of a Merger Agreement made as of April 9, 1998, (the "Merger Agreement"). It is anticipated that the Acquired Company will be merged into Premier Graphics, Inc., a Delaware corporation (the "Company"), which is a wholly owned subsidiary of Buyer. Section 7.4(e) of the Merger Agreement requires that a noncompetition agreement be executed and delivered by Employee as a condition to the closing of the Merger Agreement.

                                   AGREEMENT

Now, therefore, in consideration of the mutual promises, agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

     Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2. ACKNOWLEDGMENTS BY EMPLOYEE

     Employee acknowledges that (a) Employee has occupied a position of trust and confidence with the Acquired Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, samples, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, and computer software and programs of the Company and any other information, however documented, of the Company that is a trade secret; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing; provided, however, that Confidential
                                       --------  -------
Information shall not include any information that is or becomes generally known to and available for use by the public other than as a result of Employee's fault or the fault of any other Person known by Employee to be bound by a duty of confidentiality to Buyer or the Company; (b) the customers of the Company are located in several states; (c) the Company competes with other businesses that are or could be located in any part of the United States; (d) Buyer has required that Employee make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the closing of the Merger Agreement; (e) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Acquired Companies' business, and (f) the Company would be irreparably damaged if Employee were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

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3. CONFIDENTIAL INFORMATION

     Employee acknowledges and agrees that all Confidential Information known or obtained by Employee, whether before or after the date hereof, is the property of the Company. Therefore, Employee agrees that Employee will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Employee has such information in Employee's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Employee's fault or the fault of any other Person known by Employee to be bound by a duty of confidentiality to Buyer or the Company. Employee agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Employee may then possess or have under Employee's control.

4. NONCOMPETITION

     As an inducement for Buyer to enter into the Merger Agreement and as additional consideration for the consideration to be paid to Employee under the his Employment Agreement, Employee agrees that:

     (a) While Employee is employed by the Company and for a period of one (1) year after termination of Employee's employment by the Company for cause or by Employee without cause:

          (i) Employee will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Employee's name or any similar name to, lend Employee's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company, within the State of Tennessee; provided, however, that Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

          (ii) Employee will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

          (iii) Employee will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Employee to be a customer of the Company at the time his employment is terminated, whether or not Employee had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company;

     (b) In the event of a breach by Employee of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

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     (c) Employee will not, at any time during or after the period set forth in
Subsection 4(a) above, disparage Buyer or the Company, or any of their shareholders, directors, officers, employees, or agents; and

     (d) Employee will, during the period set forth in Subsection 4(a) above, within ten days after accepting any employment, advise Buyer of the identity of any employer of Employee. Buyer or the Company may serve notice upon each such employer that Employee is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

     (e) Notwithstanding anything herein to the contrary, Employee shall have no obligations whatsoever under this Agreement in the event Premier Graphics, Inc. ("Premier") has breached the terms of Employee's Employment Agreement with Premier, entered into as a condition to the closing of the Merger Agreement.

5. REMEDIES

     If Employee breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Company will be entitled to the following remedies:

     (a) Damages from Employee;

     (b) To offset against any and all amounts owing to Employee under the Merger Agreement any and all amounts which Buyer or the Company claim under Subsection 5(a) of this Agreement; and

     (c) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to enforce specifically the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Company and would be an inadequate remedy for such breach; and

     (d) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6. SUCCESSORS AND ASSIGNS

     This Agreement will be binding upon Buyer, the Company and Employee and will inure to the benefit of Buyer and the Company and their affiliates, successors and assigns and Employee and Employee's assigns, heirs and legal representatives.

7. WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8. GOVERNING LAW

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     This Agreement will be governed by the laws of the State of Tennessee without regard to conflicts of laws principles.

9. JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Tennessee, County of Davidson, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Tennessee, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10. SEVERABILITY

     Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Employee.

11. COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12. SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13. NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Employee:                 David L. McQuiddy III
                               220 Lake Ridge Court
                               Franklin, Tennessee 37069

     with a copy to:           Glenn B. Rose

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                            Harwell Howard Hyne Gabbert & Manner, P.C.
                            1800 First American Center
                            Nashville, Tennessee 37238

        Facsimile No.:      (615) 251 1058

        Buyer:              Master Graphics, Inc
                            2500 Lamar Avenue
                            Memphis, Tennessee 38114

        Attention:          John P. Miller

        Facsimile No.:      (901) 744-6012

        with a copy to:     John A. Good
                            Baker, Donelson, Bearman & Caldwell
                            165 Madison Avenue, Suite 2000
                            Memphis, Tennessee 38117

        Facsimile No.:      (901) 577 2303


14. ENTIRE AGREEMENT

        This Agreement, the Employment Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Employee with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                    MASTER GRAPHICS, INC.


                                    By: /s/ Lance T. Fair
                                       ---------------------------
                                    Title: CFO
                                          -----


                                    /s/ David L. McQuiddy, III
                                    --------------------------
                                    David L. McQuiddy III

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